EXHIBIT 23.1
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               CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 1997, except for Note 7, which is as of March 31, 1997, appearing on page 35 of Cadiz Land Company, Inc.'s Transition Report on Form 10-K for the nine months ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/  Price Waterhouse LLP
--------------------------
     Price Waterhouse LLP


Los Angeles, California

February 27, 1998